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                                                             EXHIBIT 15


            LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION


August 6, 1998




To United HealthCare Corporation:

We are aware that United HealthCare Corporation and Subsidiaries has incorporated by reference in its Registration Statements No. 33-3558, 2-95342, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300,
33-75846, 33-79632, 33-79634, 33-79636, 33-59083, 33-59623, 33-63885,
333-05717, 333-02525, 333-04875, 333-04401, 333-06533, 333-01517, 333-01915,
333-25923, 333-05291, 333-44569, 333-44613, 333-45319, 333-41661, 333-45289,
333-50461 and 333-55777, its form 10-Q for the quarter ended June 30, 1998, which includes our report dated August 6, 1998, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared of certified by our firm or a report prepared or certified by our firm within the meaning of
Section 7 and 11 of the Act.




                                     Very truly yours,


                                     /s/ Arthur Andersen LLP
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